--------------------------------------------------------------------------------
                                    Mark Wood
                                    PRESIDENT
                              iDial Networks, Inc.
                   16990 Dallas Parkway Suite #106, Dallas TX
            (Name and Address of Person Authorized to Receive Notices
          and Communications on Behalf of the Person Filing Statement)
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                                 WITH A COPY TO:
                             KARL E. RODRIGUEZ, ESQ
                              24843 Del Prado, #318
                              Dana Point, CA 92629
                                 (949) 248-9561
                               fax (949) 248-1688
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:  August 25, 2000



                       COMMISSION FILE NUMBER:  33-12029-D



                              IDIAL NETWORKS, INC.

                    formerly DESERT SPRINGS ACQUISITION CORP.
                      formerly BARTEL FINANCIAL GROUP, INC.

             (Exact name of Registrant as specified in its charter)



Nevada                                                                75-2863583
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

16990  Dallas  Parkway  Suite  #106,  Dallas,  TX                          75248
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (972)  818-1058


Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None


Securities  registered  pursuant  to  Section  12(g)  of  the  Act:         None



                              ITEM 5. OTHER EVENTS

     On or about August 9, 2000 in accordance with an Agreement and Plan of Reorganization, iDial Networks Inc. agreed to acquire Whoofnet.Com, Inc., a private Corporation, for issuance of 10,000,000 new investment shares of common stock.

     Incidental to the acquisition, CARL BATTIE, Chairman of the Board of Whoofnet.Com, Inc., will serve as Vice-Chairman of the Board of Directors of this registrant until the next Annual Meeting of Shareholders or until his successors are elected and qualified.

     Whoofnet.Com, Inc. was organized as a Florida corporation in 2000. Whoofnet is a next generation, e-commerce Internet Company that utilizes multimedia to drive sales of consumer products and services by marrying the in-house consumer marketing power of television with the global reach of web-based e-commerce. The company markets its products through global channels of distribution, including direct response television programming, retail outlets and international independent representatives and affinity marketing groups. The company monitors emerging trends in global consumer marketing and the burgeoning electronic retailing industry and combines television's proven ability to drive product sales with the global informational and access capabilities of the Internet. Whoofnet.Com will become the primary sales and marketing arm for the registrants product lines by utilizing and expanding on, the converging voices of media such as TV, print and radio through the Internet. Whoofnet.Com will continue to expand and develop their existing Internet portal that will provide a family of services including Whoofnet's free e-mail service.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

August  28,  2000

                              IDIAL NETWORKS, INC.

                    formerly DESERT SPRINGS ACQUISITION CORP.
                      formerly BARTEL FINANCIAL GROUP, INC.

                                       by

                                  /s/ Mark Wood
                                    Mark Wood
                               Authorized Officer

--------------------------------------------------------------------------------
                                     EXHIBIT

                      AGREEMENT AND PLAN OF REORGANIZATION

                                       AND

                                 STOCK-FOR-STOCK

                              ACQUISITION AGREEMENT
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


                                      AMONG

                              IDIAL NETWORKS, INC.

                                       AND

                                WHOOFNET.COM INC.



August  9,  2000





                                TABLE OF CONTENTS

1.     Definitions                                                            5

2.     Basic  Transaction                                                     8
     (a)     The  Acquisition                                                 8
     (b)     The  Closing                                                     8
     (c)     Actions  at  the  Closing                                        8
     (d)     Effect  of  Acquisition                                          8
     (e)     Procedure  for  Transfer                                         9

3.     Representations  and  Warranties  of  the  Target
                                                                              9
(a)     Organization,  Qualification,  and  Corporate Power                   9
(b)     Organization,  Qualification,  and Corporate  Power  as  of the Closing
                                                                             10
(c)     Capitalization  on  the  Closing  Date                               10
     (d)     Authorization  of  Transaction                                  10
     (e)     Noncontravention                                                10
     (f)     Broker's  Fees                                                  11
     (g)     Title  to  Tangible  Assets                                     11
     (h)     Subsidiaries                                                    11
     (i)     Financial  Statements                                           11
     (j)     Events  Subsequent  to  Most  Recent  Fiscal  Month  End
                                                                             11
     (k)     Legal  Compliance                                               11
     (l)     Tax  Matters                                                    11
     (m)     Real  Property                                                  12
     (n)     Intellectual  Property                                          12
     (o)     Contracts                                                       12
     (p)     Powers  of  Attorney                                            13
     (q)     No  Undisclosed  Liabilities                                    13
     (r)     Litigation                                                      13
     (s)     Employee  Benefits                                              13
     (t)     Environmental, Health and Safety Matters                        14
     (u)     Target  Shares                                                  14
     (v)     Certain  Securities  Matters                                    15
     (w)     Disclaimer  of  Other  Representations  and  Warranties
                                                                             16

4.     Representations  and  Warranties  of  the  Buyer
                                                                             16
     (a)     Organization                                                    17
     (b)     Capitalization                                                  17
     (c)     Authorization  of  Transaction                                  17
     (d)     Noncontravention                                                17
     (e)     Brokers'  Fees                                                  17
     (f)     Filings  with  the  SEC                                         17

     (g)     Financial  Statements                                           18
     (h)     Events  Subsequent  to  Most  Recent  Fiscal  Quarter  End      18
     (i)     No  Undisclosed  Liabilities                                    18
     (j)     Litigation                                                      18
     (k)     Compliance  with  Laws                                          18
     (l)     No  Default                                                     18
     (m)     Certain  Securities  Matters                                    19
     (n)     Market  Manipulation                                            19

5.     Covenants                                                             19
     (a)     General                                                         19
     (b)     Notices  and  Consents                                          20
     (c)     Regulatory  Matters  and  Approvals                             20
     (d)     Listing  of  Buyer Shares                                       20
     (e)     Operation  of  Business                                         20
     (f)     Full  Access                                                    21
     (g)     Notice  of  Developments                                        21
     (h)     Interest  from  Others                                          21
(i)     Indemnification  and  Release                                        22
     (j)     Employment  Agreement  with  Target's  Key  Employee            22
     (k)     Post-Closing  Covenants  of  Buyer                              22

6.     Conditions  to  Obligation  to Close                                  22
     (a)     Conditions  to  Obligation  of  the  Buyer                      22
     (b)     Conditions  to  Obligation  of  the  Target                     23

7.     Termination                                                           24
     (a)     Termination  of  Agreement                                      24
     (b)     Effect  of  Termination                                         25

8.     Miscellaneous                                                         25
     (a)     Survival                                                        25
     (b)     Press  Releases and Public Announcements                        25
     (c)     No  Third  Party Beneficiaries                                  25
     (d)     Entire  Agreement                                               25
     (e)     Succession  and  Assignment                                     25
     (f)     Counterparts                                                    26

     (g)     Headings                                                        26
     (h)     Notices                                                         26
     (i)     Governing  Law                                                  26
     (j)     Amendments  and  Waivers                                        27
     (k)     Severability                                                    27
     (l)     Expenses                                                        27
     (m)     Construction                                                    27
     (n)     Incorporation  of Exhibits and Schedules                        27
    (o)        Facsimile Signatures                                          27

                      AGREEMENT AND PLAN OF REORGANIZATION

     Agreement entered into on August 9, 2000 by and among IDIAL NETWORKS, INC., a Nevada corporation (the "Buyer"), and WHOOFNET.COM INC. , a Florida corporation (the "Target. The Buyer and the Target are referred to collectively herein as the "Parties."

     This Agreement contemplates a stock-for-stock tax-free acquisitive reorganization of the Target by the Buyer pursuant to Code 368(a)(1) (B) and
(C). The Target Stockholders will receive common capital stock in the Buyer in exchange for all of their common capital stock in the Target. The Parties expect that the acquisition will further certain of their business objectives (including, without limitation, significantly expanded markets for both Parties).

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Acquisition" means the stock-for-stock, tax-free acquisitive reorganization of the Target by the Buyer and a contemporaneous transfer of assets comprising the business of Reliant from Reliant to the Target pursuant to Code 368(a)(1) (B) and (C) as described in 2(a) below.

     "Buyer"  has  the  meaning  set  forth  in  the  preface  above.

     "Buyer  Exchange  Shares"  have  the  meaning  set  forth  in  2(a)  below.

     "Buyer Share" means any share of the Common Stock, $0.001 par value per share, of the Buyer.

     "Closing"  has  the  meaning  set  forth  in  2(b)  below.

     "Closing  Date"  has  the  meaning  set  forth  in  2(b)  below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code 4980B.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

     "Conversion  Ratio"  has  the  meaning  set  forth  in  2(d)(ii)  below.

     "Disclosure  Schedule"  has  the  meaning  set  forth  in  3  below.

     "Effective  Time"  has  the  meaning  set  forth  in  2(d)(i)  below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee  Pension  Benefit Plan" has the meaning set forth in ERISA  3(2).

     "Employee  Welfare  Benefit Plan" has the meaning set forth in ERISA  3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity that is treated as a single employer with Seller for purposes of Code 414.

     "Exchange  Agent"  has  the  meaning  set  forth  in  2(e)  below.

     "Financial  Statement"  has  the  meaning  set  forth  in  3(i)  below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "IRS"  means  the  Internal  Revenue  Service.

     "Knowledge"  means  actual  knowledge  without  independent  investigation.

     "Most Recent Financial Statements" has the meaning set forth in 3(i) below.

     "Most  Recent  Fiscal  Month End" has the meaning set forth in  3(i) below.

     "Most  Recent Fiscal Quarter End" has the meaning set forth in  3(i) below.

     "Multiemployer  Plan"  has  the  meaning  set  forth  in  ERISA  3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), however in no event shall any transaction of Target that involves the payment of or liability for any sum in excess of $50,000 is not considered in the Ordinary Course of Business.

     "Party"  has  the  meaning  set  forth  in  the  preface  on  page 1 above.

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Public  Report"  has  the  meaning  set  forth  in  5(f)  below.

     "Registration  Statement"  has  the  meaning  set  forth  in  6(l)  below.

     "Reportable  Event"  has  the  meaning  set  forth  in  ERISA  4043.

     "Requisite Target Stockholder Approval" means the affirmative vote of the holders of a majority of the Target Shares (voting and nonvoting) in favor of this Agreement.

     "SEC"  means  the  Securities  and  Exchange  Commission.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Target"  has  the  meaning  set  forth  in  the  preface  on page 1 above.

     "Target's  Key  Employee"  means  Carl  Battie.

     "Target  Share"  means  any  share  of  the  Common  Stock  of  Target.

     "Target Shares" means the total number of issued and outstanding shares, all of which are to be acquired by the Buyer pursuant to this Agreement.

     "Target Stockholders" means all of the shareholders of Target as shown on the attached Target Shareholder's list, which shareholders collectively own all of the issued and outstanding Target Shares.

     2.  Basic  Transaction.

     (a) The Reorganization and Acquisition. Subject to the terms and conditions of this Agreement, at the Effective Time, the Target Stockholders shall surrender to the Buyer all of the Target Shares representing 100% of the ownership interest in the Target in exchange for 10,000,000 Buyer Shares (the "Buyer Exchange Shares") at the Effective Time in a stock-for-stock, tax-free acquisitive reorganization of the Target by the Buyer pursuant to Code 368(a)(1)(B) and (C).

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Target in Ft. Lauderdale, Florida, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and/or time as the Parties may mutually determine (the "Closing Date").

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in 7(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in 7(b) below, and (iii) the Buyer will deliver to the Exchange Agent in the manner provided below in this 2 the certificate evidencing the Buyer Exchange Shares.

     (d)  Effect  of  Acquisition.

          (i) General. The Acquisition shall become effective at the time (the "Effective Time") that the Target Stockholders deliver to the Buyer all of the Target Shares, properly endorsed to effectively assign said shares to the Buyer, and the Buyer delivers to the Target Stockholders the Buyer Exchange Shares, properly endorsed to effectively assign said shares to the Target Stockholders.

          (ii) Conversion of Target Shares. At and as of the Effective Time and assuming that the total number of issued and outstanding Target Shares on a fully diluted basis at such time is 10,000,000, each Target Share shall be exchanged for one (1) Buyer Shares (the ratio of one (1) Buyer Shares to one Target Share is referred to herein as the "Conversion Ratio"). The Conversion Ratio shall also be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. Immediately after the Closing, no Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this 2(d)(ii) after the Effective Time.

          (iii) Buyer Shares. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

     (e)  Procedure  for  Transfer.

          (i) The transfer and exchange of the Target Shares for the Buyer Exchange Shares may be effected through an Exchange Agent upon the mutual consent of the Parties and pursuant to an agreement with such Exchange Agent and the Parties.

          (ii) The Target shall pay all charges and expenses of the Exchange Agent.

     3. Representations and Warranties of the Target and the Target Stockholders. The Target and the Target Stockholders represent and warrant to the Buyer that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3. For purposes of this 3, the representations and warranties regarding the Target shall be deemed to apply equally to Reliant as the predecessor in interest to the business of the Target.

     (a) Organization, Qualification, and Corporate Power. The Target is a privately-held, corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole. The Target has corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. 3(a) of the Disclosure Schedule lists the stockholders, directors and officers of the Target. By signing this Agreement, Buyer acknowledges receipt of a copy of Target's Articles of Incorporation, bylaws, and minutes, certified by Target's secretary to be a true copy of Target's Articles of Incorporation, bylaws, and minutes.

     (b) Organization, Qualification, and Corporate Power as of the Closing. As of the Closing: (i) the Target shall be a corporation duly organized, validly existing, and in good standing under the laws of the State Florida ; (ii) the Target shall be duly authorized to conduct business and shall be in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole; (iii) the Target shall have full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it; and (iv) 3(b) of the Disclosure Schedule shall be amended to list the directors and officers of each of the Target.

     (c) Capitalization on the Closing Date. As of the Closing, the entire authorized capital stock of the Target shall consist of 100,000,000 Target Shares of no par stock of which 10,000,000 Target Shares shall be issued and outstanding and no Target Shares shall be held in treasury. All of the issued and outstanding Target Shares shall have been duly authorized, validly issued, fully paid, and nonassessable, and shall be held of record by the respective Target Stockholders as set forth in 3(b) of the Disclosure Schedule. There shall be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There shall be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

     (d) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     (e) Noncontravention. To the Knowledge of any of the Target Stockholders, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries. To the Knowledge of any of the Target Stockholders, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any of the Target Stockholders, except as set forth in 3(e) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject.

     (f) Brokers' Fees. None of the Target nor the Target Stockholders have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (g) Title to Tangible Assets. The Target has good title to, or a valid leasehold interest in, the material tangible assets they use regularly in the conduct of their businesses.

     (h) Subsidiaries. 3(h) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable.

     (i) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow for the period from inception through July 30, 2000 (the "Most Recent Financial Statements") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

     (j) Events Subsequent to Most Recent Financial Statements . Since the Most Recent Financial Statements there has not been any material adverse change in the financial condition of the Target taken as a whole. Without limiting the generality of the foregoing, since that date the Target has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to generate or preserve Cash.

     (k) Legal Compliance. To the Knowledge of any of the Sellers, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Target taken as a whole.

     (l)  Tax  Matters.

          (i) The Target has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Target taken as a whole.

          (ii) 3(l) of the Disclosure Schedule lists all Income Tax Returns filed with respect to the Target .

          (iii) The Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          (iv) The Target is not a party to any Income Tax allocation or sharing agreement.

          (v) To the Knowledge of any of the Sellers, the Target has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Target).

     (m)  Real  Property.

          (i) 3(m)(i) of the Disclosure Schedule lists all real property that the Target owns, which is none.

          (ii) 3(m)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Target. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in 3(m)(ii) of the Disclosure Schedule (as amended to date). To the Knowledge of any of the Sellers, each lease and sublease listed in 3(m)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbonding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Target taken as a whole.

     (n) Intellectual Property. 3(n) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to any of the Target with respect to any of its intellectual property, identifies each pending patent application or application for registration which the Target has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which any of the Target has granted to any third party with respect to any of its intellectual property.

     (o) Contracts. 3(o) of the Disclosure Schedule lists all written contracts and other written agreements to which the Target is a party, the performance of which will involve consideration in excess of $10,000. The Sellers have delivered to the Buyer a correct and complete copy of each contract or other agreement listed in 3(o) of the Disclosure Schedule (as amended to date).

     (p) Powers of Attorney. To the Knowledge of any of the Target Stockholders, there are no outstanding powers of attorney executed on behalf of the Target.

     (q) No Undisclosed Liabilities. Except (i) to the extent disclosed in the Disclosure Schedule and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, the Target has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Target.

     (r) Litigation. 3(r)(1) of the Disclosure Schedule sets forth each instance in which any of the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole.

     (s)  Employee  Benefits.

          (i) 3(s) of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes.

               (A) To the Knowledge of any of the Parties , each such Employee Benefit Plan (and each related trust, insurance contract, or fund), if any, complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Target taken as a whole.

               (B) All contributions (including all employer contributions and employee salary reduction contributions), if any, which are due have been paid to each such Employee Benefit Plan, if any, that is an Employee Pension Benefit Plan.

               (C)  Each  such Employee Benefit Plan that is an Employee Pension
Benefit Plan, if any, has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code 401(a).

               (D) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an

Employee Pension Benefit Plan (other than any Multiemployer Plan), if any, equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

               (E) With respect to each Employee Benefit Plan that is an Employee Pension Benefit Plan, if any, the Target has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Target or any ERISA Affiliate, if any, maintains or has maintained during the prior six years or to which any of them contributes, or has been required to contribute during the prior six years:

               (A) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole.

               (B) The Target has not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (t)     Environmental,  Health,  and  Safety  Matters.

          (i) To the Knowledge of any of the Target Stockholders, the Target is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Target taken as a whole.

          (ii) To the Knowledge of any of the Target Stockholders, the Target has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target or its Subsidiaries or their facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Target taken as a whole.

          (iii) This Section 3(t) contains the sole and exclusive representations and warranties of the Target Stockholders with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

     (u) Target Shares. Target hereby represent and warrant to the Buyer as follows:

     (i) Authorization. Each Target Stockholder has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Target Stockholder, and this Agreement constitutes a legal, valid and binding obligation enforceable against such Target Stockholder in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The failure of the spouse of any Target Stockholder to be a party or signatory to this Agreement shall not (A) prevent any such Target Stockholder from performing his or her obligations and from consummating the transactions contemplated hereunder and thereunder or (B) prevent this Agreement from constituting the legal, valid and binding obligation of any such Target Stockholder enforceable against any such Target Stockholder in accordance with its terms.

(ii) No Conflict. The execution, delivery and performance of this Agreement by each of the Target Stockholders does not and will not conflict with or violate any law or governmental order, applicable to such Target Stockholder, or conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Target Shares or on any of the assets or properties of such Target Stockholder pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which such Target Stockholder is a party or by which any of the Target Shares or any of such assets or properties is bound or affected.

(iii) Governmental Consents and Approvals. Except as may required by laws applicable because the Buyer is a public company, the execution, delivery and performance of this Agreement by each of the Target Stockholders does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority.

(iv)     Ownership.  Each  of  the Target Stockholders owns the number of Target

Shares  set  forth  next  to  such  Target  Stockholder's  name  on  the  Target
Shareholders List. All of the Target Shares set forth next to each Target Stockholder's name have been duly authorized, validly issued, and are fully paid and nonassessable and have been accorded full voting rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Target Shares, or if there are, all votes and consents necessary to authorize all of the Target Stockholders to enter into and to perform this Agreement have been given, and all restrictions encumbering the power and authority of the Target Stockholders to perform this Agreement have been waived, and upon delivery of such Target Shares at Closing as contemplated herein, the Buyer will own the Target Shares free and clear of all encumbrances.

     (v) Certain Securities Matters. Target hereby represents and warrants to the Buyer as follows:

     (i) Except for the Target Stockholder's resale rights as set forth herein and the right of the Target Stockholder to exercise such rights to their fullest extent, the Target Stockholder: (A) is acquiring the Buyer Shares for the Target Stockholder's own account and not with a view to, or for offer or sale in connection with, any distribution thereof, and the Target Stockholder is not participating and does not have a participation in any such distribution or the underwriting of any such distribution; (B) the Target Stockholder has sufficient knowledge and experience in financial and business matters and is fully capable of evaluating the merits and risks of purchasing the Buyer Shares; and (C) the Target Stockholder has not been solicited to acquire the Buyer Shares by means of general advertising or general solicitation.

(ii) The Target Stockholder has been furnished with information about and allowed access to Buyer's business and has had the opportunity to investigate Buyer's business and to ask questions of and receive answers from Buyer sufficient to satisfy the Target Stockholder that Buyer's business is reasonably as described by Buyer.

(iii) The Target Stockholder understands that at Closing: (A) the Buyer Shares are not registered under any applicable federal or state securities law in reliance upon certain exemptions thereunder; (B) the Buyer Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and compliance with applicable state securities laws or the availability of an exemption therefrom; and (C) in the absence of registration under the Securities Act and compliance with applicable state securities laws or an exemption therefrom, the Buyer Shares must be held indefinitely. The Target Stockholder acknowledges that the reliance of the Buyer upon such exemption from registration is predicated upon the foregoing representations.


     (w) Disclaimer of other Representations and Warranties. Except as expressly set forth in Section 2 and this Section 3, the Target Stockholders make no representation or warranty, express or implied, at law or in equity, in respect of the Target, its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 5), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this 5.

     (a) Organization. The Buyer is a public corporation that trades on the over-the-counter market and is duly organized, validly existing, and in good standing under the laws of the State of Nevada. Each of the Buyer and its Subsidiaries is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Buyer and its Subsidiaries taken as a whole. Each of the Buyer and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. 5(a) of the Disclosure Schedule lists the directors and officers of each of the Buyer and its Subsidiaries.

     (b) Capitalization. The entire authorized capital stock of the Buyer consists of 100 million common shares and approximately 18,562,500 common shares are currently issued and outstanding. All of the Buyer Shares to be issued pursuant to the Closing of this Agreement will be duly authorized and, upon Closing, will be validly issued, fully paid, and nonassessable.

     (c) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject other than in connection with the provisions of the Hart-Scott-Rodino Act, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (f) Filings with the SEC. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

     (g) Financial Statements. The Buyer has filed Quarterly Reports on Form 10-QSB for the fiscal quarter ended June 30, 2000 (the "Most Recent Fiscal Quarter End"), and an Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer as of the indicated dates and the results of operations of the Buyer for the indicated periods.

     (h) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects material adverse change in the financial condition of the Buyer and its Subsidiaries taken as a whole.

     (i) No Undisclosed Liabilities. Except (i) to the extent disclosed in the Public Reports and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, the Buyer has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Buyer.

     (j) Litigation. Except as disclosed to the contrary in the Public Reports, there is no suit, claim, action, proceeding, review or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Buyer or would, or would be reasonably likely to, materially impair the ability of the Buyer to consummate the transaction contemplated by this Agreement.

     (k) Compliance with Laws. Except as disclosed to the contrary in the Public Reports, the Buyer has complied with all laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance, regulatory, antitrust laws, ERISA and laws relating to taxes, except to the extent that any such non-compliance would not have a material adverse effect on the Buyer.

     (l) No Default. The business of the Buyer is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws or similar organizational documents, or (ii) agreements to which the Buyer is a party, excluding from the foregoing clause
(iii) defaults or violations that would not have a material adverse effect on the Buyer and would not, or would not be reasonably likely to, materially impair the ability of the Buyer to consummate transactions contemplated by this Agreement.

     (m)     Certain  Securities  Matters.

     (i) The Buyer represents and warrants that (A) the Target Shares are being acquired by the Buyer for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof, and it is not participating and does not have a participation in any such distribution or the underwriting of any such distribution; (B) the Buyer has sufficient knowledge and experience in financial and business matters and is fully capable of evaluating the merits and risks of purchasing the Target Shares; and (C) the Buyer has not been solicited to acquire the Target Shares by means of general advertising or general solicitation.

(ii) The Buyer has been furnished with information about and allowed access to Target's business, books, records, files, and properties and properties and has had the opportunity to investigate Target's business and assets and to ask questions of and receive answers from Target sufficient to satisfy the Buyer that Target's business is reasonably as described by Target.

     (iii) Buyer understands that (A) the Target Shares are not registered under any applicable federal or state securities law in reliance upon certain exemptions thereunder, (B) the Target Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and compliance with applicable state securities laws or the availability of an exemption therefrom; and (C) in the absence of registration under the Securities Act and compliance with applicable state securities laws or an exemption therefrom, the Target Shares must be held indefinitely. The Buyer acknowledges that the reliance of the Target upon such exemption from registration is predicated upon the foregoing representations.

     (n) Market Manipulation. The Buyer has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of its common stock to facilitate the sale or resale of its common stock, in any case in violation of any federal or state securities laws.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Buyer reasonably may request in connection with the matters referred to in 3(d) above.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(d) and 45(d) above.

     (d) Public Market for Buyer Shares. The Buyer will use its best efforts to remain current in its periodic reports required to be filed with the SEC, so that the Buyer Shares (including without limitation, the Buyer Exchange Shares and underlying shares with respect to warrants and options to be issued pursuant to this Agreement) remain eligible for quotation on the National Association of Securities Dealer's Over the Counter Electronic Bulletin Board (the "OTC-BB").

     (e) Operation of Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior approval of Buyer. Without limiting the generality of the foregoing:

          (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws, except with respect to the conversion of the Target from a limited liability company to a corporation as provided in 3(b), (c) and (d) above.

          (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business.

          (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of the Target and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business; and

          (vii) none of the Target and its Subsidiaries will commit to any of the foregoing.

     (f) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this 6(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

     (g) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in 3 and 4 above. No disclosure by any Party pursuant to this 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (h) Interest from Others. Prior to the satisfaction by the Buyer of the conditions to the Target's obligations to close this transaction, the Target, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) and to furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided, however, that the Target, its Subsidiaries and the Target Stockholders shall not enter into any agreement with any Person other than the Buyer for the acquisition of the Target and/or its Subsidiaries or any part thereof unless such agreement is clearly designated as a "back-up contract," subordinated to this Agreement and to be activated only in the event that this Agreement is canceled without Closing by one or both Parties for failure to fulfill the conditions of Closing within the time allowed hereunder.

     (i)  Indemnification  and  Release.

          (ii) During the term of the Employment Agreements with the Key Executives of the Target, the Buyer will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of the Target and/or its Subsidiaries for the benefit of any Key Executive who served as a member, director or officer of the Target and/or its Subsidiaries at any time prior to the Effective Time.

          (iii) The Buyer will release and forever discharge each of the Target Stockholders who served as a director or officer of the Target at any time prior to the Effective Time from any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein, except that the Buyer will not release any of the foregoing individuals from any of the foregoing to the extent that same also constitutes a breach of such individual's representations and warranties under 3.

     (j) Employment Agreement with Target's Key Employee. Buyer hereby agrees to execute an employment agreement with Target's Key Employee on mutually agreeable terms that include a covenant not to compete.

     (k)  Post-Closing  Covenants  of  the  Buyer.

(i) The Target's Key Employee will be treated fairly relative to the Buyer's other executives at the comparable level of employment with respect to salaries,
benefits  and     stock  options.

(ii) Upon Closing, the Buyer's board of directors shall appoint Carl Battie to the Buyer's board of directors.

 (iii) The Buyer shall not merge or liquidate or dispose of the Target during the first 12 months after the Closing.

(iv) Buyer shall not change the board of directors of the Target as it existed immediately prior to the Closing Date during the first 12 months after the Closing without the prior written consent of the Target Stockholders.

(v) Buyer shall not effect a reverse split of Buyer's Shares for the first 12 months after Closing.

     6.  Conditions  to  Obligation  to  Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) The representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) The Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) The Target and the Target Stockholders shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in 6(a)(i)-(iii) is satisfied in all respects;

          (v) The Buyer shall have received from counsel to the Target an opinion in form and substance reasonably satisfactory to Buyer, addressed to the Buyer, and Dated as of the Closing Date;

          (vi) All actions to be taken by the Target in connection with consummation of the transactions contemplated in this Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

     (vii) The Buyer shall be reasonably satisfied with the opinion expressed in the completed audit of Target by the Buyer's auditors at the Buyer's expense, that the results are not materially adversely at variance with the unaudited financial information provided to the Buyer by the Target and that the audit meets the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act.

     (viii) The Target shall use its best efforts to raise capital to meet the needs of Target and the Buyer and to release the officers of Buyer from any contingent liabilities or guarantees that they may have for the benefit of Buyer.

     The Buyer may waive any condition specified in this 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) The full execution of employment agreements with the Target's Key Employee acceptable to Target, Buyer and the employee.

          (v) the Buyer shall have delivered to the Target and the Target Stockholders a certificate to the effect that each of the conditions specified above in 6(b)(i)-(vii) is satisfied in all respects;

          (vii) the Target and Target Stockholders shall have received from counsel to the Buyer an opinion in form and substance reasonably satisfactory to Target and Target Stockholders, addressed to the Target and Target Stockholders, and dated as of the Closing Date;

          (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target and the Target Stockholders.

     The Target may waive any condition specified in this 6(b) if it executes a writing so stating at or prior to the Closing.

     7.  Termination.

     (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time.

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target or the Target Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement).

          (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in 5(g) above shall survive any such termination.

     8.  Miscellaneous.

     (a) Survival. The representations and warranties of the Parties will survive the Effective Time for a period of two years. The covenants of the Parties shall survive the Effective Time for two years, unless a longer period is required by the terms of the particular covenant for it to be fully performed, in which case the covenant shall survive for such period plus 6 months.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Target Stockholders and their respective successors and permitted assigns; provided, however, that (i) the provisions in 2 above concerning issuance of the Buyer Shares and certain other provisions concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in 5(i) above concerning indemnification and release are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and the Target Stockholders and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne or on the day of delivery or first attempted delivery if sent by first class, postage prepaid, certified United States mail, return receipt requested (whether or not the return receipt is subsequently received), and addressed by the sender:

If  to  the  Target:                         Copy  to:

Carl  Battie,  President
Whoofnet.com  Inc.
7771  West  Oakland  Blvd.,  Suite  217
Sunrise,  FL  33351

If  to  the  Buyer:                              Copy  to:

Mark  WoodsChairman                           Karl  E.  Rodriguez
IDial  Networks, Inc.                         34700 Pacific Coast Hwy. Suite 303
16990  Dallas  Parkway  #106                  Dana  Point,  CA  92624
Dallas,  TX  75248

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Regardless of the method of delivery, any written notice, request, demand, claim, or other communication actually received by a party hereto shall be effective on the date of receipt. Any party hereto, from time to time, may change his or her or its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the fore-going requirements to the other parties to the other parties to this Agreement.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Nevada General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Facsimile Signatures. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                         iDial  Networks,  Inc.


                         By:/s/Mark  Wood
                              Mark  Wood,  Chairman

                         Whoofnet.com  Inc.


                         By:/s/Carl  Battie
                              Carl  Battie,  President